Exhibit 99.3

PHH Corporation Investor Supplement First Quarter 2010 Earnings Conference Call April 30, 2010 Exhibit 99.3

Important Disclosures Forward-Looking Statements Statements in this presentation that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "projects," "estimates," "plans," "potential," "may increase," "may result," "will result," "may fluctuate," "run rate," "outlook," and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could" are generally forward-looking in nature and not historical facts. Certain factors that could cause actual results, performance or achievements to differ materially from those expressed in such forward-looking statements are described under the headings "Cautionary Note Regarding Forward- Looking Statements" and "Risk Factors" in the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors are cautioned not to place undue reliance on any forward-looking statements. Except for our ongoing obligations to disclose material information under the federal securities laws and applicable stock exchange listing standards and unless otherwise required by applicable law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events. Basis of Presentation of Financial Data Unless noted otherwise in this presentation, all reported financial data is being presented as of the period ended March 31, 2010 (unaudited).

Composition of PHH Corporation Stockholders' Equity and Book Value Per Share (1) The composition of Total PHH Corporation stockholders' equity by business may be useful in determining return on stockholders' equity by business; however, the reporting of equity by segment is not prescribed nor required by GAAP. As such, these amounts may be deemed non-GAAP financial measures under Regulation G. (2) Book value per share is a commonly used financial metric but may be deemed as a non-GAAP financial measure under Regulation G. The Company calculated book value per share by dividing Total PHH Corporation stockholders' equity by outstanding shares of common stock of 55.334 million and 54.775 million as of March 31, 2010 and December 31, 2009, respectively.

Expense reduction goal is at least 17% of targeted expenses $ million Certain Operating Expenses 162 2009 FY Expense Baseline (1)(2) 944 Targeted Expenses (2) 577 } 100-120 Other 15 Foreclosure Costs 70 Certain Subsidiary Expenses 120 At least 17% reduction in targeted expenses Total Expenses less depreciation on operating leases, Fleet interest expense, and other depreciation and amortization Note: Nine Months 2009 Annualized Expense Baseline was $930M and Targeted expenses were $570M in Transformation Initiative presentation on 2-16-10

Target Expense Sensitivities Target Expense Baseline of $577M based upon Total 2009 closings of $37.6B Savings estimates (calculated as Revised Target Expense vs Original Baseline) will be calculated assuming a constant level of volume Based upon current mix of originations, we would anticipate an adjustment of $5 - $6M per $1B change in total closings For example, assume no program savings and $40.8B of originations: We would expect Revised Target Expense to be $592 - $595M Volume adjustment to compare to Original Baseline would be $15 - $18M ($577M) Savings would be calculated as zero

Pricing Margin and Volume Weighted-Average Pricing Margin shown above reflects the market price of the loan at the time of interest rate lock commitment relative to our basis including an expected cost of hedging the loan plus any net interest carry to be earned prior to sale as well as any discount points paid by the borrower. Excluded from margin is the base servicing value, borrower paid fees (other than discounts) and the cost of originating the loan.

Mortgage Production Segment 2010 Annualized Potential Profitability Sensitivity The projected 2010 results presented in the matrix above are representative of normalized results of operations for the production segment and assume an annualized volume level and an average margin for that annualized volume. Consistent with normalized results, it assumes there is no mark-to-market adjustments for loans held for sale such as scratch and dent, second lien and jumbo loans. Volumes and margins at any point in time or over a shorter time period may vary materially from those annualized assumptions. Other market factors may result in actual production segment results differing materially from the normalized results presented above. We believe the matrix continues to provide an approximation of the segment profitability, on an annualized basis, utilizing the following basic assumptions: (i) break even for the business is $22B in closings assuming margin of 80 bps; (ii) each additional $1B in closing volume would be expected to generate approximately $8-14M in segment profit at 80 bps; and (iii) loans closed to be sold is assumed at roughly 3/4 of total closings and margins in excess of 80 bps can be applied to the volume of loans closed to be sold. Revenues are recognized throughout the origination process from the interest rate commitment date through the date of sale. Comparison of quarterly periods may be distorted relative to the annualized period presented due to the potential effects of revenue recognition timing. Comparison of results may be impacted by volume mix such as retail versus wholesale and fee based versus saleable. Also, timing of transformation impacts may impact results. The projected results presented above may vary by the greater of $5 million or 20% in either direction due to factors that impact results in ways that may not be predictable.

Change in Fair Value of MSRs

Limited Credit Risk As a reminder, we carry limited credit risk v. industry Do not portfolio loans Minimal exposure from subprime lending, Option ARMs or other higher risk products Strong high quality underwriting culture mitigates the potential for loss Credit risk arises in three primary ways: Impact of delinquencies on servicing cash flows Involuntary prepayments reduce future servicing cash flows similar to other early prepayments Changes in fair value of MSR asset based on estimates of the loss of future cash flows from rising delinquencies in the portfolio Increase in foreclosure-related charges from recourse Arise due to our rep and warranties to investors for loans we originate Quality underwriting limits these exposures Increase in reinsurance-related charges for our Atrium subsidiary

Mortgage Servicing Portfolio Delinquencies Servicing portfolio performance continues to be favorable to the industry and delinquency trends improved during the Q1 2010 Trends for the remainder of 2010 are highly dependent upon unemployment levels

Impact of Delinquencies on Credit Risk Higher foreclosure-related charges a function of increased severity and repurchase requests Highly correlated with unemployment As unemployment improves, we would expect a reduction in our charges to more normal levels such as those seen in 2007 Based on PHH Corporation specific data, except historical national unemployment rate obtained from the U.S Bureau of Labor Statistics. ($ in millions)

Credit-Related Reserves See pages 10 and 11 for additional information regarding our credit-related reserves.

Mortgage Recourse & Reserves

As of 3/31/10, Atrium had $286M in restricted cash held in trust to pay claims Atrium paid reinsurance claims of $2M in Q110 Reserves established at $117M as of 03/31/10 Projections as of 3/31/10: Future premium income of $98M on loans reinsured Future paid losses of $213M, all from book years 2004 - 2009 Cash and future premiums currently expected to be more than adequate to cover expected losses Loss projections are based on a variety of assumptions, including the characteristics of the current reinsured portfolio, historical loss experiences (loss curves) based on industry data, projected home price declines, projected unemployment rates, projected prepayment levels and other factors. Atrium's reinsurance agreements are all in runoff after 12/31/09 Atrium Reinsurance

Mortgage Segments Sensitivities For our combined Mortgage Segments, we have provided some sensitivities on certain key drivers that impact our results as of March 31, 2010 As refinancing subsides, we would expect our prepayments to return to more normal levels As unemployment declines, we would expect delinquency related impacts to revert to more normal levels as seen in 2007 See explanatory note at the bottom of page 16.

Sensitivity Example The following example presents the calculation of the estimated impact to earnings from the Interest Rate Sensitivities presented on the previous slide. This example assumes origination and prepayment volumes at the high end of the range presented in both scenarios. The sensitivity of changes in interest rates on the volume of originations and prepayments, and the related impact on earnings, is influenced by a wide variety of factors. There are certain limitations inherent in the sensitivity analysis presented, including the necessity to conduct the analysis based on a single point in time and the inability to include the complex market reactions that normally would arise from the market shifts modeled. These sensitivities are hypothetical and presented for illustrative purposes only. Additionally, these sensitivities do not include the impact of any potential risk management activities available to us. Changes in fair value based on variations in assumptions generally cannot be extrapolated because the relationship of the change in fair value may not be linear.